UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2013

E-WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165863	26-4018362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 E. Flamingo, #3101, Las Vegas, Nevada 89119 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  650-283-2907

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS OBLIGATIONS

Item 1.01 Entry into Material Definitive Agreement

On November 6, 2013 E-Waste Systems, Inc. (“EWSI”) or (“the Company”) entered into an agreement whereby E-Waste Systems, Inc acquired those certain promissory notes payable by WWS Associates, Inc., doing business as 2TRG (WWS) and secured by the assets of WWS for through that certain Loan Purchase Agreement and Assignment Agreement attached hereto as Exhibit 99.1.

A copy of the Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Further, the Company simultaneously entered into an agreement with WWS for the surrender of all assets in satisfaction of the obligations pursuant to the 5th 3rd debt subject to certain representations and warranties and conditions and assumption of certain secured debt among other terms and conditions which shall be consummated upon the full satisfaction by WWS of the conditions contained therein.

A copy of the Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The foregoing descriptions of these agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the agreement.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

(d)    EXHIBITS:

Exhibit No.	Description

99.1	Loan Purchase and Assumption Agreement with Fifth Third Bank, Cincinnati, Ohio Regarding 2TRG

99.2
Agreement for Asset Purchase between E-Waste Systems, Inc.,; through its wholly owned subsidiary E-Waste Systems Cincinnati, Inc.; WWS Associates DBA 2TRG and its shareholders Leslie Loring and Carol Weinstein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-Waste Systems, Inc.

/s/   Martin Nielson
By:  Martin Nielson
Its:  Chief Executive Officer and Director

Date:   December 10, 2013